Exhibit 10.2

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of September 22, 2003, and is effective as of the Effective Date (as defined below), by and among Broder Bros., Co., a Michigan corporation (the “Company”), each of the Persons listed on Schedule I attached hereto (the “Bain Fund VI Shareholders”), each of the Persons listed on Schedule II attached hereto (each such Person a “Management Shareholder” and collectively, the “Management Shareholders”) and each of the Persons listed on Schedule III attached hereto (the “Bain Fund VII Shareholders” and together with the Bain Fund VI Shareholders, the “Bain Group Shareholders”). The Bain Group Shareholders and the Management Shareholders are collectively referred to herein as the “Shareholders,” and each as a “Shareholder”). Unless otherwise indicated herein, capitalized terms used herein are defined in paragraph 9 hereof.

WHEREAS, reference is made to that certain Stock Purchase Agreement dated as of July 12, 2003, as amended (the “Purchase Agreement”), by and among the Company, the stockholders and option holders of Alpha Shirt Holdings, Inc. and FNL Management Corporation. This Agreement shall become effective (the “Effective Date”) upon the consummation of the transactions contemplated by the Purchase Agreement;

WHEREAS, the Company, the Bain Fund VI Shareholders and the Management Shareholders are parties to that certain Shareholders Agreement (the “Original Agreement”) dated as of May 3, 2000, and desire to amend and restate the Original Agreement in its entirety in order to add the Bain Fund VII Shareholders, establish the composition of the Company’s board of directors (the “Board”), restrict the sale, assignment, transfer, encumbrance or other disposition of the Shareholder Shares (as defined below) and to provide for certain other rights and obligations in respect thereto as hereinafter provided;

WHEREAS, pursuant to the terms of Section 11, the Original Agreement may be amended with the consent of the Company and the holders of a majority of the outstanding Shareholder Shares; and

WHEREAS, the Company, as of the Effective Date, shall be authorized by its Articles of Incorporation to issue capital stock consisting 62,000,000 shares, consisting of (i) 15,000,000 of Class A Common Shares, par value $.01 per share (“Class A Common”); (ii) 35,000,000 of Class B Common Shares, par value $.01 per share (“Class B Common”); and (iii) 12,000,000 of Class L Common Shares, par value $.01 per share (“Class L Common”), consisting of 2,000,000 of Class L Common, Series 1; 2,000,000 of Class L Common, Series 2; 4,000,000 of Class L Common, Series 3; and 4,000,000 of Class L Common, Series 4. The Class A Common, the Class B Common and the Class L Common are collectively referred to herein as the “Common Shares.”

NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

1. Voting Agreement and Proxy.

(a) From and after the Effective Date and until the provisions of this paragraph 1 cease to be effective, each Shareholder shall vote all of his Shareholder Shares which are voting shares and any other voting securities of the Company over which such Shareholder has voting control and shall take all other necessary or desirable actions within such holder’s control (whether in such holder’s capacity as a shareholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including, without limitation, calling special board and shareholder meetings), so that:

(i) the authorized number of directors on the Board shall be a number established by the Bain Group Shareholders from time to time, but shall in no event be less than three members;

(ii) all members of the Board shall be representatives designated by the Bain Group Shareholders, determined by a vote of the Bain Group Shareholders owning a majority of the Bain Shares;

(iii) the removal from the Board (with or without cause) of any representative designated hereunder by the Bain Group Shareholders shall be at the Bain Group Shareholders’ written request, respectively, but only upon such written request and under no other circumstances (in each case, determined on the basis of a vote of the holders of the majority of the Shareholder Shares held by such Persons); and

(iv) in the event that any representative designated hereunder by the Bain Group Shareholders ceases to serve as a member of the Board during his term of office, the resulting vacancy on the Board shall be filled by a representative designated by the Bain Group Shareholders, respectively, as provided hereunder.

(b) The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with meetings of the Board.

(c) Each holder of Shareholder Shares hereby appoints Bain Capital, LLC (as defined below) as their true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of the capital stock of the Company owned by them (whether now owned or hereafter acquired) with respect to any matter upon which a vote of the shareholders of the Company may be made pursuant to the Michigan Business Corporation Act, as may be in effect from time to time. The proxy and power of attorney granted herein shall be deemed irrevocable, and shall survive the death, disability, incompetency, bankruptcy, insolvency or dissolution of any holder of Shareholder Shares and the Transfer of all or any portion of the such Shareholder Shares and shall extend to the heirs, successors, assigns and personal representatives of such holder of Shareholder Shares. Each holder of Shareholder Shares will, from time to time as requested by the Bain Holders, execute and deliver such further instruments, ancillary agreements or other documents or take such other actions as may be necessary or advisable to give effect to, confirm, evidence or effectuate the purposes of the proxy granted by this Section 1(c) and each other provision of this Agreement. The proxy granted by this Section 1(c) shall cease and be of no further force and effect with respect to any share of Shareholder Shares upon the Transfer of such share of Shareholder Shares pursuant to (i) the provisions of Section 2(b) of this Agreement or (ii) a Public Sale.

2. Restrictions on Transfer of Shareholder Shares.

(a) Transfer of Shareholder Shares. No holder of Shareholder Shares (other than the Bain Group Shareholders) may sell, transfer, assign, pledge, encumber or otherwise directly or indirectly dispose of (a “Transfer”) any interest in any Shareholder Shares, including to the Company or any of its Subsidiaries, without the prior written consent of the Bain Group Shareholders holding a majority of the Bain Shares (the “Bain Holders”), except Transfers pursuant to and in accordance with paragraphs 2(b), 2(c), 4 or 5 below.

(b) Participation Rights.

(i) At least 30 days prior to any Transfer of shares of any class of Common Shares by any Bain Group Shareholder (other than (a) a transfer among the Bain Group Shareholders or their Affiliates or to an employee of the Company or any of its Subsidiaries or any member of the Board, (b) a sale of Common Shares by a Bain Group Shareholder in a Public Sale or (c) in connection with a transfer to the partners, members or beneficiaries of any of the Bain Shares), the transferring member of the Bain Group Shareholders will deliver written notice (the “Sale Notice”) to the Company and the other Shareholders (the “Other Shareholders”), specifying in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the Transfer. Notwithstanding the restrictions contained in this paragraph 2, the Other Shareholders may elect to participate in the contemplated Transfer by delivering written notice to the transferring Bain Group Shareholder within 10 days after delivery of the Sale Notice. If any Other Shareholders have elected to participate in such Transfer, each of the transferring Bain Group Shareholders and such Other Shareholders will be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of shares of such class of Common Shares equal to the product of (A) the quotient determined by dividing the number of shares of such class of Common Shares owned by such person by the aggregate number of shares of such class of Common Shares owned by the transferring Bain Group Shareholders and the Other Shareholders participating in such sale and (B) the number of shares of such class of Common Shares to be sold in the contemplated transfer. Notwithstanding the foregoing, in the event that the transferring Bain Group Shareholder(s) intend to Transfer shares of more than one class of Common Shares, the Other Shareholders participating in such transfer shall be required to sell in the contemplated transfer a pro rata portion of shares of all such classes of Common Shares (to the extent such Other Shareholders own any shares of such other classes of Common Shares), which portion shall be determined in the manner set forth immediately above. Solely for the purposes of this Section 2(b), the Class A Common and the Class B Common shall be treated as the same class of Common Shares.

For example (by way of illustration only), if the Sale Notice contemplated a sale of 100 shares of Common by the transferring Bain Group Shareholder, and if the transferring Bain Group Shareholder at such time owns 30% of the Common and if one Other Shareholder elects to participate and owns 20% of the Common, the transferring Bain Group Shareholder would be entitled to sell 60 shares (30% ÷ 50% x 100 shares) and the Other Shareholder would be entitled to sell 40 shares (20% ÷ 50% x 100 shares).

(ii) The transferring Bain Group Shareholder will use reasonable efforts to obtain the agreement of the prospective transferee(s) to the participation of the electing Other Shareholders in any contemplated Transfer, and the transferring Bain Group Shareholder will not transfer any of its Common Shares to the prospective transferee(s) unless (A) simultaneously with such Transfer, the prospective transferee or transferees purchase from the Other Shareholders the Common Shares which the Other Shareholders are entitled to sell to such prospective transferee(s) pursuant to paragraph 2(b)(i) above or (B) simultaneously with such Transfer, the transferring Bain Group Shareholder purchases (on the same terms and conditions on which such shares were sold to the transferee(s)) the number of shares of such class of Common Shares from the Other Shareholders which the Other Shareholders would have been entitled to sell pursuant to paragraph 2(b)(i) above.

(iii) The transferring Bain Group Shareholder and the Other Shareholders will bear their pro-rata share (based upon the proceeds to be received by such Persons) of the costs of any Transfer pursuant to this Section 2(b) to the extent such costs are incurred for the benefit of all Persons participating in the Transfer and are not otherwise paid by the Company or the acquiring party. Costs incurred by Other Shareholders participating in the Transfer on their own behalf will not be considered costs of the Transfer hereunder.

(c) Permitted Transfers. The restrictions contained in paragraph 2(a) will not apply to (i) a Public Sale, (ii) an Approved Sale, (iii) a Transfer of Shareholder Shares by any Shareholder or to an irrevocable living trust solely for the benefit of such Shareholder and such Shareholder’s spouse and/or descendants or pursuant to the laws of descent and distribution, (iv) a Transfer of Shareholder Shares by a Management Shareholder to a “Permitted Transferee” as defined under any executive stock agreement or option agreement to which such Management Shareholder is a party so long as such Transfer complies with the provisions of such executive stock agreement or option agreement or (v) a Transfer pursuant to paragraph 2(b) above; provided that the restrictions contained in this Agreement will continue to apply to the Shareholder Shares after any Transfer pursuant to clauses (iii), (iv) or (v) above and the transferees of such Shareholder Shares shall agree in writing to be bound by the provisions of this Agreement. Upon the Transfer of Shareholder Shares pursuant to this subparagraph 2(c), the transferor will deliver a written notice to the Company, which notice will disclose in reasonable detail the identity of such transferee.

(d) Termination of Restrictions. The restrictions set forth in this paragraph 2 will continue with respect to each Shareholder Share until the earlier of (i) the date on which such Shareholder Share has been transferred in a Public Sale or (ii) the consummation of an Approved Sale.

3. Limited Preemptive Rights.

(a) If the Company proposes to issue and sell any of its Common Shares or any securities containing options or rights to acquire any Common Shares or any securities convertible into Common Shares to any Bain Group Shareholder or their respective Affiliates, the Company will first offer to each of the other Shareholders a portion of the number or amount of such securities proposed to be sold in any such transaction or series of related transactions equal to the product of the percentage each such other Shareholder holds of all Common Shares then held by all of the Company’s Shareholders by the number of shares proposed to be issued and sold by the Company in any such transaction or series of related transactions, all for the same price and upon the same economic terms and conditions as the securities that are being offered to any Bain Group Shareholder and their respective Affiliates in such transaction or series of transactions; provided that if Shareholders entitled to purchase or receive such stock or securities are required to also purchase other securities of the Company, the Shareholders exercising their rights pursuant to this paragraph 3 shall also be required to purchase the same strip of securities (on the same terms and conditions) that such other shareholders are required to purchase.

(b) Notwithstanding the foregoing, the provisions of this paragraph 3 shall not be applicable to the issuance of Common Shares (i) upon the conversion of shares of one class of capital stock into shares of another class, (ii) as a dividend on the outstanding Common Shares, (iii) in any transaction in respect of a security that is available to all holders of such security on a pro rata basis, (iv) in connection with the grant or exercise of stock or options to employees or directors of the Company or (v) in a public offering pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission pursuant to the Securities Act; and further, the provisions of this paragraph 3 shall terminate upon the occurrence of a Public Offering.

(c) The Company will cause to be given to the Shareholders a written notice setting forth the terms and conditions upon which the Shareholders may purchase such shares or other securities (the “Preemptive Notice”). After receiving a Preemptive Notice, a Shareholder wishing to exercise the preemptive rights granted by this paragraph 3 must give notice to the Company in writing, within 15 days after the date that such Preemptive Notice is deemed given pursuant to paragraph 17, that such Shareholder irrevocably agrees to purchase the shares or other securities offered pursuant to this paragraph 3 on the date of sale to any Bain Group Shareholder or any of their respective Affiliates (the “Preemptive Reply”). If any Shareholder fails to make a Preemptive Reply in accordance with this paragraph 3, shares or other securities offered to such Shareholder in accordance with this paragraph 3 may thereafter, for a period not exceeding six months following the expiration of such 15-day period, be issued, sold or subjected to rights or options to any Bain Group Shareholder or their respective Affiliates at a price not less than the price at which they were offered to the Shareholders. Any such shares or other securities not so issued, sold or subjected to rights or options to any Bain Group Shareholder or any of their respective Affiliates during such six-month period will thereafter again be subject to the preemptive rights provided for in this paragraph 3. In the event that any holder of Shareholder Shares acquires capital stock or other securities convertible into or containing options or rights to acquire capital stock pursuant to this Section 3 in a preferred stock or debt offering by the Company, each such holder of Shareholder Shares agrees to exercise all the rights it may have with respect to the Company (such as covenants and remedies) arising out of such securities acquired pursuant to this Section 3 in the same manner as the Bain Group Shareholders. Except as set forth in this paragraph 3, the Management Shareholders shall have no other preemptive rights with respect to the issuance or sale of Common Shares or other securities by the Company.

4. Sale of the Company.

(a) If the Bain Group Shareholders holding a majority of the outstanding Common Shares issued by the Company approve (and, in the case of any sale or other fundamental change which requires the approval of the board of directors of a Michigan corporation pursuant to the Michigan Business Corporation Act, the Board shall have approved such sale) (i) a sale of all or substantially all of the Company’s assets determined on a consolidated basis or a sale of a majority of the Company’s outstanding capital stock (whether by merger, recapitalization, consolidation, reorganization, combination or otherwise) to any Independent Third Party or group of Independent Third Parties or (ii) a Transfer of any shares of Common Stock in connection with a Strategic Transaction (collectively an “Approved Sale”), each holder of Shareholder Shares will consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as (i) a merger or consolidation, each holder of Shareholder Shares will waive any dissenter’s rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of stock (including by recapitalization, consolidation, reorganization, combination or otherwise), each holder of Shareholder Shares will agree to sell all of its Shareholder Shares and rights to acquire Shareholder Shares on the terms and conditions approved by the Board and such Bain Group Shareholders. Each holder of Shareholder Shares shall be obligated to join on a pro rata basis (based on the number of Shareholder Shares to be sold) in any indemnification or other obligations that the sellers of Shareholder Shares are required to provide in connection with the Approved Sale (other than any such obligations that related solely to a particular Shareholder, such as indemnification with respect to representations and warranties given by a Shareholder regarding such Shareholder’s title to and ownership of Shareholder Shares, in respect of which only such Shareholder shall be liable); provided that no holder shall be obligated in connection with such indemnification or other obligations with respect to any amount in excess of the consideration received by such holder in connection with such transfer. Each holder of Shareholder Shares will take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Bain Group Shareholders.

(b) The obligations of the holders of Common Shares with respect to an Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each holder of Common Shares will receive the same form of consideration and the same portion of the aggregate consideration that such holders of Common Shares would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company’s Articles of Incorporation as in effect immediately prior to such Approved Sale; (ii) if any holders of a class of Common Shares are given an option as to the form and amount of consideration to be received, each holder of such class of Common Shares will be given the same option and (iii) each holder of then currently exercisable rights to acquire shares of a class of Common Shares will be given an opportunity to exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of such class of Common Shares.

(c) If the Company or the holders of the Company’s securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Shareholder Shares will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501 promulgated by the Securities and Exchange Commission)

reasonably acceptable to the Company. If any holder of Shareholder Shares appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any holder of Shareholder Shares declines to appoint the purchaser representative designated by the Company, such holder will appoint another purchaser representative, and such holder will be responsible for the fees of the purchaser representative so appointed.

(d) Holders of Shareholder Shares will bear their pro-rata share (based upon the number of shares sold) of the costs of any sale of Shareholder Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Common Shares and are not otherwise paid by the Company or the acquiring party. Costs incurred by holders of Shareholder Shares on their own behalf will not be considered costs of the transaction hereunder.

(e) The provisions of this paragraph 4 will terminate upon completion of a Public Offering (as defined in paragraph 5 below).

5. Public Offering. If the Board and the holders of a majority of the Common Shares then outstanding approve an initial public offering and sale of Common Shares (a “Public Offering”) pursuant to an effective registration statement under the Securities Act, the holders of Shareholder Shares will take all necessary or desirable actions in connection with the consummation of the Public Offering. If such Public Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the Common Share structure will adversely affect the marketability of the offering, each holder of Shareholder Shares will consent to and vote for a recapitalization, reorganization and/or exchange of the Common Shares into securities that the managing underwriters, the Board and holders of a majority of the Common Shares then outstanding find acceptable and will take all necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange; provided that the resulting securities reflect and are consistent with the rights and preferences set forth in the Company’s Articles of Incorporation as in effect immediately prior to such Public Offering.

6. Legend. Each certificate evidencing Shareholder Shares and each certificate issued in exchange for or upon the transfer of any Shareholder Shares (if such shares remain Shareholder Shares as defined herein after such Transfer) will be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS PURSUANT TO AN AMENDED AND RESTATED SHAREHOLDERS AGREEMENT DATED AS OF SEPTEMBER         , 2003, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S SHAREHOLDERS. A COPY OF SUCH SHAREHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

The Company will imprint such legend on certificates evidencing Shareholder Shares outstanding prior to the date hereof. The legend set forth above will be removed from the certificates evidencing any shares which cease to be Shareholder Shares in accordance with paragraph 9 hereof.

7. Transfer. Prior to Transferring any Shareholder Shares (other than in a Public Sale or in an Approved Sale) to any person or entity, the transferring Shareholder will cause the prospective transferee to execute and deliver to the Company and the other Shareholders a counterpart of this Agreement.

8. [Intentionally Omitted]

9. Definitions.

“Affiliate” of a Shareholder means any other person, entity or investment fund controlling, controlled by or under common control with the Shareholder and, in the case of a Shareholder which is a partnership, any partner of the Shareholder.

“Articles of Incorporation” means the Company’s amended and restated articles of incorporation in effect at the time as of which any determination is being made.

“Bain Shares” means (i) any Common Shares received by the Bain Group Shareholders pursuant to the Merger Agreement (ii) any Common Shares otherwise acquired by the Bain Group Shareholders and (iii) any equity securities issued or issuable directly or indirectly with respect to the Common Shares referred to in clauses (i) or (ii) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

“Independent Third Party” means any Person who, immediately prior to the contemplated transaction, does not own in excess of 10% of the Company’s Common Shares on a fully-diluted basis (a “10% Owner”), who is not controlling, controlled by or under common control with any such 10% Owner and who is not the spouse or descendant (by birth or adoption) of any such 10% Owner or a trust for the benefit of such 10% Owner and/or such other Persons.

“Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Sale” means any sale of Shareholder Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Securities and Exchange Commission” includes any governmental body or agency succeeding to the functions thereof.

“Shareholder Shares” means the Bain Shares and any Common Shares owned directly or indirectly by the Management Shareholders. As to any particular shares constituting Shareholder Shares, such shares will cease to be Shareholder Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or by similar provision then in force) under the Securities Act.

“Strategic Transaction” means a Transfer in connection with an acquisition by the Company or to a strategic partner, i.e., a Person who, as determined by the Board, will benefit the Company as a result of experience, expertise, knowledge or relationships.

“Subsidiary” means with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or business entity.

10. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Shareholder Shares in violation of any provision of this Agreement will be void, and the Company will not record such Transfer on its books or treat any purported transferee of such Shareholder Shares as the owner of such shares for any purpose.

11. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective against the Company or the Shareholders unless such modification, amendment or waiver is approved in writing by the Company and the holders of at least a majority of the then outstanding Shareholder Shares; provided that if such amendment or waiver would adversely affect a holder or group of holders of Shareholder Shares in a manner different than any other holders of Shareholder Shares, then such amendment or waiver will require the consent of such holder of Shareholder Shares or a majority of the Shareholder Shares held by such group of holders adversely affected. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

12. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

13. Entire Agreement. Except as otherwise expressly set forth herein, this document, and that certain Registration Agreement dated as of the date hereof between the Company and certain of its shareholders embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

14. Successors and Assigns. Except as otherwise provided herein, this Agreement will bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Shareholders and any subsequent holders of Shareholder Shares and the respective successors and assigns of each of them, so long as they hold Shareholder Shares. If the holders of Shareholder Shares create a new holding company (“Holdco”), the result of which is that the shareholders of the Company immediately before such event become all of the shareholders of Holdco, then the provisions of this Agreement will, in addition to the Company, apply to Holdco in the same manner as if Holdco were substituted for the Company throughout this Agreement.

15. Counterparts. This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement.

16. Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and each Shareholder will have the right to injunctive relief, in addition to all of its rights and remedies at law or in equity, to enforce the provisions of this Agreement. Nothing contained in this Agreement will be construed to confer upon any Person who is not a signatory hereto any rights or benefits, as a third party beneficiary or otherwise.

17. Notices. Any notice provided for in this Agreement will be in writing and will be either personally delivered, or received by certified mail, return receipt requested, or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient and to any subsequent holder of Shareholder Shares subject to this Agreement at such address as indicated by the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company’s address is:

To the Company:

Broder Bros., Co.

Bain Capital, LLC

745 Fifth Avenue

New York, New York 10151

Attention: Edward Conard

                  Yoo Jin Kim

With a copy to:

Kirkland & Ellis LLP

333 Bush Street, 26th Floor

San Francisco, CA 94104

Attention: Jeffrey C. Hammes, P.C.

                  David A. Breach

18. Governing Law. The corporate law of the State of Michigan shall govern all questions concerning the relative rights of the Company and its shareholders. All other issues concerning the enforceability, validity and binding effect of this Agreement will be governed by and construed in accordance with the laws of the State of Michigan, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Michigan or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Michigan.

19. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

20. Effectiveness. The amendment and restatement of the Original Agreement shall, pursuant to the provisions of Section 11, be effective upon execution of this Agreement by the Company, and the Bain Group, which collectively holds in excess of 50% of the outstanding Shareholder Shares. This Agreement shall be binding on and enforceable against each other party to the Original Agreement upon execution of this Agreement by the Company and the Bain Group.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Shareholders Agreement on the day and year first above written.

BRODER BROS, CO.

By:	/s/ Vincent Tyra

Its:

BAIN CAPITAL FUND VII, LLC

By: Bain Capital Fund VII, L.P., its sole member
By: Bain Capital Partners VII, L.P., its General Partner
By: Bain Capital Investors, LLC, its General Partner

By:	/s/ Edward Conard

Managing Director

BCIP ASSOCIATES III, LLC

By: BCIP Associates III, its Manager
By: Bain Capital Investors, LLC, its Managing Partner

By:	/s/ Edward Conard

Managing Director

BCIP T ASSOCIATES III, LLC

By: BCIP Trust Associates III, its Manager
By: Bain Capital Investors, LLC, its Managing Partner

By:	/s/ Edward Conard

Managing Director

BCIP ASSOCIATES III-B, LLC

By: BCIP Associates III-B, its Manager
By: Bain Capital Investors, LLC, its Managing Partner

By:	/s/ Edward Conard

Managing Director

BCIP T ASSOCIATES III-B, LLC

By: BCIP Trust Associates III-B, its Manager
By: Bain Capital Investors, LLC, its Managing Partner

By:	/s/ Edward Conard

Managing Director

BAIN CAPITAL FUND VI, L.P.

By: Bain Capital Partners VI, L.P.
Its: General Partner

By: Bain Capital Investors VI, Inc.
Its: General Partner

By:	/s/ Edward Conard

A Managing Director

BCIP ASSOCIATES II
BCIP ASSOCIATES II-B
BCIP ASSOCIATES II-C
BCIP TRUST ASSOCIATES II
BCIP TRUST ASSOCIATES II-B

By: Bain Capital, Inc.
Its: Managing Partner

By:	/s/ Edward Conard

A Managing Director

PEP INVESTMENTS PTY. LIMITED

By: Bain Capital, Inc.
Its: Attorney-in-Fact

By:	/s/ Edward Conard

A Managing Director

RANDOLPH STREET PARTNERS II

By:	/s/ David T. Erie

A Partner

HAROLD BRODE, TRUSTEE OF THE HAROLD BRODE LIVING REVOCABLE TRUST DATED JUNE 15, 1982, AS AMENDED

By:	/s/ Harold Brode

Its:	Trustee

MICHAEL T. BRODE, TRUSTEE OF THE MICHAEL T. BRODE REVOCABLE LIVING TRUST DATED SEPTEMBER 13, 1994

By:	/s/ Michael T. Brode

Its:	Trustee

HOWARD N. MOROF, TRUSTEE OF THE MICHAEL T. BRODE IRREVOCABLE ELECTING SMALL BUSINESS TRUST AGREEMENT

By:	/s/ Howard N. Morof

Its:	Trustee

HOWARD N. MOROF, TRUSTEE OF THE HOWARD N. MOROF REVOCABLE LIVING TRUST DATED AUGUST 7, 1992, AS AMENDED

By:	/s/ Howard N. Morof

Its:

/s/ Howard N. Morof

Howard N. Morof

/s/ Vince Tyra

Vince Tyra

SCHEDULE I

The Bain Fund VI Shareholders

Bain Capital Fund VI, L.P.

BCIP Associates II

BCIP Associates II-B

BCIP Associates II-C

BCIP Trust Associates II

BCIP Trust Associates II-B

PEP Investments PTY. Limited

Randolph Street Partners II

SCHEDULE II

Management Shareholders

Michael T. Brode, Trustee of the Michael T. Brode Revocable Living Trust dated September 13, 1994

Harold Brode, Trustee of the Harold Brode Living Revocable Trust dated June 15, 1982, as amended

Howard N. Morof, Trustee of the Michael T. Irrevocable Electing Small Business Trust Agreement

Howard N. Morof, Trustee of the Howard N. Morof Revocable Living Trust dated August 7, 1992 as amended

Howard N. Morof

Vince Tyra

SCHEDULE III

The Bain Fund VII Shareholders

Bain Capital Fund VII, LLC

BCIP Associates III, LLC

BCIP Associates III-B, LLC

BCIP T Associates III, LLC

BCIP T Associates III-B, LLC